UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2020

FACEBANK GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	000-55353	26-4330545
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1115 Broadway, 12th Floor, New York, NY	10010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212)-537-5775

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement

On March 19, 2020, FaceBank Group, Inc. (the “Company” or “FaceBank”) entered into an Agreement and Plan of Merger and Reorganization dated as of March 19, 2020 (the “Merger Agreement”) by and among the Company, fuboTV Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”) and fuboTV Inc., a Delaware corporation (“fuboTV”) pursuant to which Merger Sub shall be merged with and into fuboTV and fuboTV shall continue as the surviving corporation and wholly owned subsidiary of FaceBank (the “Merger”).

The aggregate consideration to be paid for the shares of fuboTV (the “Merger Consideration”) shall consist of shares of a newly created series of FaceBank preferred stock, par value $0.0001 per share to be designated as “Series AA Convertible Preferred Stock” (the “Series AA Preferred Stock”). The aggregate number of shares of Series AA Preferred Stock to be issued as Merger Consideration shall be determined using the Stock Exchange Ratio (as defined in the Merger Agreement) and shall be equal to the number of Fully Diluted FaceBank Shares (as defined in the Merger Agreement, which definition disregards certain convertible securities of FaceBank that will not be convertible at the Effective Time and that can generally be repaid or redeemed prior to conversion) immediately following the effective time of the Merger (the “Effective Time”). Each share of Series AA Preferred Stock will have 0.8 votes per preferred share, will be convertible into two (2) shares of FaceBank Common Stock in connection with a bona fide transfer to a third party and will benefit from certain protective provisions which require FaceBank to obtain the approval of a majority of the shares of outstanding Series AA Preferred Stock, voting as a separate class before undertaking certain actions. The effect of the Stock Exchange Ratio and the voting provisions of the Series AA Preferred Stock is to initially establish a two-thirds majority ownership of FaceBank on a common equivalent basis for the fuboTV shareholders while preserving a majority voting interest for the FaceBank shareholders. A description of the Series AA Preferred Stock is set forth as Item 5.03 of this Form 8-K and is incorporated into this Item 1.01. The final Stock Exchange Ratio (as defined in the Merger Agreement) for each outstanding share of capital stock of fuboTV shall be determined immediately prior to the Effective Time pursuant to a formula set forth in the Merger Agreement. The Merger Agreement also provides that at the Effective Time, each outstanding option to purchase shares of common stock of fuboTV shall be assumed by FaceBank and converted into an option to acquire such number of shares of Common Stock of FaceBank as is equal to the Option Exchange Ratio (as defined in the Merger Agreement). The Option Exchange Ratio is equal to the Stock Exchange Ratio multiplied by two (2) to take into account the fact that the Series AA Preferred Stock being issued as the Merger Consideration is convertible into two (2) shares of FaceBank Common Stock.

Pursuant to the Merger Agreement the parties have agreed that at the Effective Time the Board of Directors of FaceBank will be expanded to seven (7) members comprised of (i) John Textor, (ii) David Gandler, (iii) three (3) members to be selected by FaceBank and (iv) two (2) members to be selected by fuboTV. Pursuant to the Merger Agreement, the parties have also agreed that immediately following the Effective Time, the Chief Executive Officer of FaceBank shall be David Gandler, and the executive chairman of the Board of Directors of FaceBank shall be John Textor. Pursuant to the Merger Agreement, the parties also agreed that, as promptly as reasonably practicable following the closing date of the Merger, FaceBank will create an incentive option pool in an aggregate amount equal to ten percent (10%) of the Fully Diluted FaceBank Shares (as defined in the Merger Agreement) that are outstanding as of the date of the creation of such pool.

In connection with execution and delivery of the Merger Agreement, each of the officers and directors of fuboTV and certain other shareholders of fuboTV, and certain shareholders of the Company have executed and delivered lock-up agreements, with a term commencing at the Effective Time and continuing for a period of 180 days after the closing date of the Merger, with respect to the shares of the Company owned by them or to be acquired by them in the Merger, as applicable.

Closing of the transactions contemplated by the Merger Agreement is subject to conditions including the delivery of an information statement by fuboTV to its shareholders who did not previously execute a written consent approving the Merger and the Merger Agreement.

The Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement have been unanimously approved by the respective Boards of Directors of the Company and Merger Sub, by the Company, as sole shareholder of Merger Sub and by the Board of Directors of fuboTV and the required shareholders of fuboTV.

Immediately following the execution and delivery of the Merger Agreement, FaceBank and fuboTV entered into a Loan and Security Agreement dated as of March 19, 2020 (the “Signing Date Loan Agreement”) whereby FaceBank advanced to fuboTV a junior secured term loan in the aggregate principal amount of $10,000,000 (the “Signing Date Loan”) on the terms set forth in the Signing Date Loan Agreement. Interest on the Signing Date Loan accrues at a rate of 11% per annum. Interest is payable in arrears on the first business day of each calendar month commencing with the calendar month beginning on April 1, 2020. The maturity date for the Signing Date Loan is May 1, 2020; provided, that if the Merger is consummated on or prior to May 1, 2020, the maturity date shall automatically be extended to June 27, 2020. If the Merger Agreement is terminated, fuboTV is required to prepay the Signing Date Loan together with any accrued and unpaid interest thereon, within five (5) business days following the Merger Termination Date (as defined in the Signing Date Loan Agreement). Pursuant to the Signing Date Loan Agreement, fuboTV granted to FaceBank a junior security interest in substantially all of its assets as security for the payment of all obligations under the Signing Date Loan Agreement, the Signing Date Loan and the other transaction documents executed in connection therewith. The Signing Date Loan and the other obligations under the Signing Date Loan Agreement are subordinated to fuboTV’s existing secured indebtedness to AMC Networks Ventures.

Copies of the Merger Agreement and the Signing Date Loan Agreement are attached hereto as Exhibits 2.1 and 10.1 respectively. The foregoing description of the Merger Agreement and the Signing Date Loan Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement and Signing Date Loan Agreement, which are attached hereto as Exhibits 2.1 and 10.1, respectively, and which are incorporated by reference into this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation

FaceBank and HLEE Finance S.a.r.l. (“HLEEF”) entered into a Credit Agreement dated as of March 11, 2020 (the “Credit Agreement”) pursuant to which HLEEF agreed to extend a revolving credit facility to FaceBank in an aggregate principal amount of up to $100,000,000. The loans under the revolving credit facility are available in four Tranches, subject to certain conditions precedent as follows:

(i) Tranche I Loans: HLEEF shall make loans (“Tranche I Loans”) aggregating up to $10,000,000 on the later of (A) the closing date of the Merger and (B) April 1, 2020. Tranche I Loans may be prepaid and repaid without penalty and to the extent repaid, re-borrowed, subject to the terms of the Credit Agreement;

(ii) Tranche II Loans: HLEEF shall make loans (“Tranche II Loans”) aggregating up to $10,000,000 on the later of (A) May 1, 2020 and (B) the date on which FaceBank shall have submitted a formal application, based on its good faith belief that it is qualified, to obtain approval from either Nasdaq or The New York Stock Exchange for FaceBank’s Common Stock to be listed publicly for trading on such stock exchange. Tranche II Loans may be prepaid and repaid without penalty and to the extent repaid, re-borrowed, subject to the terms of the Credit Agreement ;

(iii) Tranche III Loans: HLEEF shall make loans (“Tranche III Loans”) aggregating up to $10,000,000 on the later of (A) June 1, 2020 and (B) the date on which FaceBank shall have received approval from either Nasdaq or The New York Stock Exchange for FaceBank’s Common Stock to be listed publicly for trading on such stock exchange. Tranche III Loans may be prepaid and repaid without penalty and to the extent repaid, re-borrowed, subject to the terms of the Credit Agreement.

(iv) Tranche IV Loans: HLEEF shall make loans (“Tranche IV Loans”) aggregating up to $70,000,000 on the later of (A) July 1, 2020 and (B) the date on which all conditions precedent to the making of the Tranche I, Tranche II and Tranche III Loans have occurred and the Tranche III Loan shall have been fully advanced by HLEEF; provided, however, that FaceBank may not receive Tranche IV Loans totaling more than $10,000,000 in a single calendar month or during any 30-day period.

The interest rate on all Tranche I, Tranche II, Tranche III and Tranche IV loans shall be equal to 10% per annum. The maturity date of all amounts outstanding under the Credit Agreement shall be March 11, 2022.

The Credit Agreement contains certain restrictions on the ability of FaceBank to incur or permit indebtedness in excess of $50,000,000, subject to certain exceptions, to make loans in excess of $250,000 to directors or officers of FaceBank or to any subsidiary other than fuboTV and to declare and pay any distributions, subject to certain exceptions.

In connection with the Credit Agreement, FaceBank entered into a Security Agreement with HLEEF dated March 11, 2020 (the “HLEEF Security Agreement”) pursuant to which FaceBank granted to HLEEF as security for the prompt and complete payment and performance of all of the obligations under the Credit Agreement and the related promissory note, a security interest in all substantially all assets of FaceBank..

Copies of the Credit Agreement and the HLEEF Security Agreement are attached hereto as Exhibits 10.2 and 10.3 respectively. The foregoing description of the Credit Agreement and the HLEEF Security Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement and the HLEEF Security Agreement, which are attached hereto as Exhibits 10.2 and 10.3, respectively, and which are incorporated by reference into this Current Report on Form 8-K..

On March 19, 2020, FaceBank, Merger Sub, Evolution AI Corporation (“Evolution”) and Pulse Evolution Corporation (“Pulse” and collectively with Evolution, Merger Sub and FaceBank, the “Borrower”) and FB Loan Series I, LLC (“FB Loan”) entered into a Note Purchase Agreement dated as of March 19, 2020 (the “Note Purchase Agreement” pursuant to which Borrower sold to FB Loan senior secured promissory notes in an aggregate principal amount of $10,050,000 (the “Senior Note”).

Interest on the Senior Note shall accrue until full and final repayment of the principal amount of the Senior Note at a rate of fifteen percent (15%) per annum. On the first business day of each calendar month in which the Senior Note is outstanding, beginning on April 1, 2020, Borrower shall pay in arrears in cash to FB Loan accrued interest on the outstanding principal amount of the Senior Note. The maturity date of the Senior Note is July 17, 2020. The Borrower may prepay or redeem the Senior Note in whole or in part without penalty or premium.

The Senior Note is subject to mandatory prepayment in the following amounts and at the following times:

(i) Casualty and Other Insurance Proceeds. Within five (5) business days after any loan party or any subsidiary receives any Major Casualty Proceeds (as defined in the Note Purchase Agreement), an amount equal to one hundred percent (100%) of such Major Casualty

Proceeds;

(ii) Asset Disposition Proceeds. Within five (5) business days after any loan Party or any subsidiary receives the proceeds of any Asset Disposition (as defined in the Note Purchase Agreement), the Borrower shall prepay the Senior Note in an amount equal to one hundred percent (100%) of the net cash proceeds of such Asset Disposition.

(iii) Financing Proceeds. Within five (5) business days after any loan party or any subsidiary receives the proceeds of any financings whether by the issuance of debt (other than the Specified Debt (as defined in the Note Purchase Agreement) or sale of capital stock, the Borrower shall prepay the Senior Note in an amount equal to one hundred percent (100%) of then cash proceeds of such financing

(iv) Signing Date Loan Proceeds. Within two (2) Business Days after Borrower receives payments under the Signing Date Loan Agreement, the Borrower shall prepay the Senior Note in an amount equal to one hundred percent (100%) of the amount of such payment. or

(v) Extraordinary Receipts. Within five (5) business days of the receipt by any loan party or any subsidiary of any Extraordinary Receipt (as defined in the Note Purchase Agreement), in an amount equal to the net cash proceeds of such Extraordinary Receipt.

The Senior Note is subject to optional redemption by the holder thereof upon the occurrence of any of the following events:

(i) a Change of Control (as defined in the Note Purchase Agreement) (and concurrent with the closing of any such transaction); or

(ii) a sale of all or substantially all of the Borrower and its Subsidiaries’ assets.

Pursuant to the Note Purchase Agreement, Borrower agreed, among other things that:

(i) FaceBank shall file a registration statement with the Securities and Exchange Commission regarding the purchase and sale of the Shares (as defined in Item 3.02 below) and any shares of capital stock issuable upon exercise of the Warrant (as defined in Item 3.02 below);

(ii) FaceBank shall have filed an application to list FaceBank’s Common Stock for trading on the NASDAQ exchange, on or before the date that is thirty (30) days following the closing date of the Note Purchase Agreement; and

(iii) on the closing date of the Merger, FaceBank shall cause fuboTV and each subsidiary of fuboTV to join the Note Purchase Agreement , become an issuer of the Senior Notes and a Borrower under the Note Purchase Agreement and the related documents and assume all obligations in connection therewith.

Until such time as payment in full of the Senior Note and all other related obligations under the Note Purchase Agreement, the Borrower agreed to be subject to certain restrictions set forth in the Note Purchase Agreement with respect to (i) the incurrence of indebtedness, (ii) the creation or existence of liens, (iii) the payment of dividends and other distributions with respect to capital stock, (iv) the making of loans or advances, (v) the making of investments, (vi) the ability to merge, consolidate, sell or lease assets, subject to certain customary exceptions, (vii) the creation of subsidiaries or the acquisition of minority interests in any person or entity, (viii) the amendment of organizational documents, (ix) the entry into any agreement that would restrict the ability to perform obligations under the Note Purchase Agreement, (x) the making of certain capital expenditures and the entry into certain capitalized leases, (xi) the ability to engage in affiliate transactions, (xii) the creation of additional negative pledges, (xiii) any change of fiscal year or significant change in accounting treatment, (xiv) the disposition of assets other than in the ordinary course of business and (xv) the modification of the Merger Agreement or the Signing Date Loan Agreement.

Events of Default under the Note Purchase Agreement and the Senior Note include but are not limited to: (i) the Merger not being consummated on or before May 1, 2020, (ii) the occurrence of a Change of Control (as defined in the Note Purchase Agreement, (iii) any Collateral Document (as defined in the Note Purchase Agreement) ceasing to be in full force and effect, (iv) the failure by Borrower to comply with certain covenants in the Note Purchase Agreement and related documents, (v) any representation or warranty made by any loan party in the Note Purchase Agreement or related document having been untrue when made, (vi)default in the payment of principal, interest or fees accrued or payable in connection with the Senior Note, (vii) failure by any loan party or subsidiary to pay within fifteen (15) days of when due any obligation exceeding $100,000, (viii) the occurrence of certain insolvency events or proceedings, (ix) the entry of certain judgments against Borrower, (x) the suspension of trading of FaceBank’s Common Stock by the Securities and Exchange Commission, the principal market on which it is traded or FINRA or otherwise halted for any reason, (xi) the occurrence of an event of default under the Signing Date Loan Agreement and (xii) the occurrence of any Material Adverse Effect (as defined in the Note Purchase Agreement).

On the closing date of the sale of the Senior Note to FB Loan, Borrower paid to FB Loan as a closing fee, the amount of $2,550,000, which FB Loan netted from the proceeds of the Senior Note.

The issuance and sale of the Senior Note to FB Loan is exempt from the registration requirements of the Securities Act in reliance on an exemption from registration pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

Copies of the Note Purchase Agreement and the Secured Note are attached hereto as Exhibits 10.4 and 10.5 respectively. The foregoing description of the Note Purchase Agreement and the Secured Note and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Note Purchase Agreement and the Secured Note, which are attached hereto as Exhibits 10.4 and 10.5, respectively, and which are incorporated by reference into this Current Report on Form 8-K.

In connection with the Note Purchase Agreement and the Secured Note, the Borrowers and FB Loan entered into a Security Agreement dated as of March 19, 2020 (the “Security Agreement”) pursuant to which the Borrowers granted, pledged and collaterally assigned to FB Loan a security interest in substantially all the assets of Borrower as collateral for the prompt and complete payment and performance when due of all obligations under the Note Purchase Agreement and the Secured Note.

As additional security for the prompt and complete payment and performance when due of all obligations under the Note Purchase Agreement and the Secured Note:

(i) FaceBank and FB Loan entered into a Collateral Assignment of Loan Agreement dated as of March 19, 2020 pursuant to which FaceBank granted to FB Loan a lien on and security interest in all of its right, title and interest in, to and under the Signing Date Loan Agreement (the “Signing Date Loan Collateral Assignment”).

(ii) FaceBank and Merger Sub entered into a Collateral Assignment of Merger Agreement Documents dated as of March 19, 2020 with FB Loan pursuant to which FaceBank and Merger Sub granted to FB Loan a lien on and security interest in all of its right, title and interest in, to and under the Merger Agreement and all agreements, documents or instruments delivered in connection therewith (the “Merger Agreement Collateral Assignment”); and

(iii) the Borrowers entered into a Trademark Security Agreement dated as of March 19, 2020 pursuant to which Borrowers granted to FB Loan a security interest in their entire right, title and interest in and to each trademark owned by Borrower together with related goodwill and other rights and all products and proceeds of the foregoing (the “Trademark Assignment”)

Copies of the Security Agreement, the Signing Date Loan Collateral Assignment, the Merger Agreement Collateral Assignment and the Trademark Assignment are attached hereto as Exhibits 10.6, 10.7, 10.8 and 10.9 respectively. The foregoing description of the Security Agreement, Signing Date Loan Collateral Assignment, Merger Agreement Collateral Assignment and Trademark Assignment and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Security Agreement, the Signing Date Loan Collateral Assignment, the Merger Agreement Collateral Assignment and the Trademark Assignment, which are attached hereto as Exhibits 10.6, 10.7, 10.8 and 10.9 respectively, and which are incorporated by reference into this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

In connection with the Note Purchase Agreement, FaceBank and FB Loan entered into a Securities Purchase Agreement dated as of March 19, 2020 (the “Securities Purchase Agreement”) pursuant to which FaceBank issued and sold to FB Loan 784,617 shares (the “Shares”) of its common stock, par value $0.0001 per share (“Common Stock”) and a warrant to purchase 3,269,231 shares of Common Stock (the “Warrant”) at an initial exercise price of $5.00 per share, subject to adjustment .. The consideration paid by FB Loan for the Shares and the Warrant is the execution and delivery of the Note Purchase Agreement. Neither the Shares nor the Warrant are registered under the Securities Act of 1933, as amended (the “Securities Act”).

The Warrant contains certain anti-dilution adjustments which include adjustments in the event of stock splits or stock combinations, the occurrence of certain dilutive issuances, the issuance of certain options and convertible securities, the occurrence of certain events of default under the Note Purchase Agreement, the distribution by FaceBank of assets to the holders of its Common Stock, the issuance by FaceBank of certain options, convertible securities of purchase rights to the holders of its Common Stock and the occurrence of certain Fundamental Transactions ( as defined in the Warrant). The Warrant contains certain piggyback registration rights with respect to the underlying shares of Common Stock at any time that such shares are not eligible for resale pursuant to Rule 144 promulgated under the Securities Act.

The issuance and sale of the Shares and the Warrant to FB Loan is exempt from the registration requirements of the Securities Act in reliance on an exemption from registration pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

Copies of the Securities Purchase Agreement and the Warrant are attached hereto as Exhibits 10.10 and 4.1 respectively. The foregoing description of the Securities Purchase Agreement and the Warrant and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Securities Purchase Agreement and the Warrant, which are attached hereto as Exhibits 10.10 and 4.1, respectively, and which are incorporated by reference into this Current Report on the Form 8-K.

Item 5.03 Amendment of Articles of Incorporation

On March 20, 2020, FaceBank amended its Articles of Incorporation to withdraw, cancel and terminate the previously filed (i) Certificate of with respect to 5,000,000 shares of its Series A Preferred Stock, par value $0.0001 per share, (ii) Certificate of Designation with respect to 1,000,000 shares of its Series B Preferred Stock, par value $0.0001 per share, (iii) Certificate of Designation with respect to 41,000,000 shares of its Series S Preferred Stock, par value $0.0001 per share and (iv) Certificate of Designation with respect to 1,000,000 shares of its Series X Preferred Stock, par value $0.0001 per share. Upon the withdrawal, cancelation and termination of such designations, all shares previously designated as Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series X Preferred Stock were returned to the status of authorized but undesignated shares of Preferred Stock, par value $0.0001 per share of FaceBank (the “Termination of Prior Designations Amendment”).

On March 20, 2020, FaceBank filed an amendment to its Articles of Incorporation to designate 35,800,000 of its authorized preferred stock as “Series AA Convertible Preferred Stock” pursuant to a Certificate of Designation of Series AA Convertible Preferred Stock (the “Series AA Preferred Stock Certificate of Designation”). The Series AA Preferred Stock has no liquidation preference. The Series AA Preferred Stock is entitled to receive dividends and other distributions as and when paid on the Common Stock on an as converted basis. Each share of Series AA Preferred Stock is initially convertible into two shares of Common Stock, subject to adjustment as provided in the Certificate of Designation with respect to the Series AA Preferred Stock and shall only be convertible immediately following the sale of such shares on an arms’-length basis either pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act or pursuant to an effective registration statement under the Securities Act. Each share of Series AA Preferred Stock shall have 0.8 votes per share (the Voting Rate”) on any matter submitted to the holders of the Common Stock for a vote and shall vote together with the Common Stock on such matters for as long as the Series AA Preferred Stock is outstanding. The Voting Rate shall be subject to adjustment in the event of stock splits, stock combinations, recapitalizations reclassifications, extraordinary distributions and similar events.

In addition to the voting rights described above, until the earlier of such time as (i) no shares of Series AA Preferred Stock remain issued and outstanding and (ii) the Common Stock is listed on Nasdaq or the New York Stock Exchange, without first obtaining the affirmative vote or written consent of a majority of the Series AA Preferred Stock, voting as a separate class, and with each share of Series AA Preferred Stock having one vote, FaceBank may not (i) amend or repeal the Certificate of Designation with respect to the Series AA Preferred Stock, (ii) amend or repeal any provision of, or add any provision to, FaceBank’s Articles of Incorporation, (iii) undertake (x) any Affiliated Transaction (as defined in Section 607.0901(1)(b) of the Florida Business Corporation Act (the “FBCA”) with any “interested shareholder” (as defined in Section 607.0901(1)(k) of the FBCA, provided that, for purposes of this restriction, the words and number “10 percent” shall be replaced with “50 percent”), or “affiliate” (as defined in Section 607.0901(1)(a) of the FBCA) of such interested shareholder or (y) any Affiliated Transaction (as defined in the FBCA) with any “interested shareholder” (as defined in Section 607.0901(1)(k) of the FBCA) or “affiliate” (as defined in Section 607.0901(1)(a) of the FBCA) of such interested shareholder without the approval of such Affiliated Transaction by a majority of the disinterested and independent members of the Board of Directors of FaceBank, (iv) issue any capital stock or other equity securities of FaceBank or instruments or securities convertible into capital stock or other equity securities of FaceBank, other than (A) the issuance of shares of Common Stock pursuant to the exercise or settlement of stock options that were assumed in connection with the transaction by which the Series AA Preferred Stock was initially issued, (B) the granting of stock options or issuance of shares of Common Stock underlying such stock options, not to exceed ten percent (10%) of the capital stock of FaceBank, on a fully diluted basis, that is outstanding as of the initial issuance date of the Series AA Preferred Stock, and pursuant to a plan, agreement or arrangement approved by the Board of Directors of FaceBank), (C) any issuance of Conversion Shares (as defined below); and (D) any sale of shares of Common Stock at a price of $10.00 or more per share (subject to equitable adjustments for stock splits, stock combinations, recapitalizations, reclassifications, extraordinary distributions and similar events following the initial issuance date of the Series AA Preferred Stock ); provided, however, that, notwithstanding the foregoing, no consent shall be required in the case of a sale of shares of Common Stock at price of less than $10.00 per share (a “Permitted Stock Sale”) if, upon the closing of such Permitted Stock Sale FaceBank issues and distributes to the holders of the then-outstanding holders of its capital stock a number of shares of Common Stock equal to two times (2x) the number of shares of Common Stock that are sold in such Permitted Stock Sale (the “Distributed Shares”), with such Distributed Shares to be distributed to the holders of the then-outstanding shares of capital stock on a pro rata basis based on their percentage ownership of the then outstanding shares of capital stock (on an as converted to Common Stock basis, (v) undertake any liquidation of FaceBank, (vi) undertake any bankruptcy proceeding or other form of voluntary receivership of FaceBank, (vii) undertake any merger or acquisition transaction in which FaceBank is a constituent party or a subsidiary of FaceBank is a constituent party, except any such merger or acquisition involving FaceBank or a subsidiary in which the shares of capital stock of FaceBank outstanding immediately prior to such merger or acquisition continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or acquisition, at least a majority, by voting power, of the capital stock of the surviving or resulting corporation or, if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation, (viii) increase the number of members of FaceBank’s Board of Directors to more than seven (7) or (viii) any redemption by FaceBank of any shares of Common Stock or preferred stock. In addition, until the earlier of such time as (i) no shares of Series AA Preferred Stock remaining issued and outstanding and (ii) the Common Stock is listed on Nasdaq or The New York Stock Exchange, the Series AA Preferred Stock, voting as a separate class, and with each share of Series AA Preferred Stock having one vote on such matter shall have the right to elect any replacement of any of the three directors designated by fuboTV and added to the Board of Directors of FaceBank pursuant to the closing of the transactions as contemplated in the Merger Agreement.

Copies of the Termination of Designations Amendment and the Series AA Preferred Stock Certificate of Designation are attached hereto as Exhibits 3.1 and 3.2 respectively. The foregoing description of the Termination of Designations Agreement and the Series AA Preferred Stock Certificate of Designation does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Termination of Designations Agreement and the Series AA Preferred Stock Certificate of Designation, which are attached hereto as Exhibits 3.1 and 3.2, respectively, and which are incorporated by reference into this Current Report on the Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger and Reorganization dated as of March 19 2020 by and among FaceBank Group, Inc., fuboTV Acquisition Corp. and fuboTV, Inc.
3.1	Articles of Amendment to Articles of Incorporation of FaceBank Group, Inc. dated March 16, 2020.
3.2	Certificate of Designation of Series AA Convertible Preferred Stock of FaceBank Group, Inc. filed on March 20, 2020
4.1	Warrant dated March 19, 2020 issued by FaceBank Group, Inc. to FB Loan Series I, LLC
10.1	Loan and Security Agreement dated as of March 19, 2020 by and between fuboTV, Inc., as borrower and FaceBank Group, Inc., as lender
10.2	Credit Agreement entered into as of March 11, 2020 between FaceBank Group, Inc. and HLEE Finance S.a.r.l
10.3	Security Agreement dated March 11, 2020 by and between FaceBank Group, Inc., as Grantor in favor of HLEE Finance S.a.r.l.
10.4	Note Purchase Agreement dated as of March 19, 2020 by and among FaceBank Group, Inc., fuboTV Acquisition Corp., Evolution AI Corporation and Pulse Evolution Corporation, as Borrower and FB Loan Series I, LLC, as Purchaser
10.5	Senior Secured Note dated March 19, 2020 payable to FB Loan Series I, LLC
10.6	Security Agreement dated as of March 19, 2020 by and among FaceBank Group, Inc., fuboTV Acquisition Corp., Evolution AI Corporation and Pulse Evolution Corporation, as Grantors and Borrower in favor of FB Loan Series I, LLC, as Purchaser
10.7	Collateral Assignment of Loan Agreement dated as of March 19, 2020 by and between FaceBank Group, Inc. and FB Loan Series I, LLC
10.8	Collateral Assignment of Merger Agreement dated as of March 19, 2020 by and among FaceBank Group, Inc., fuboTV Acquisition Corp and FB Loan Series I, LLC
10.9	Trademark Security Agreement dated as of March 19, 2020 by and among FaceBank Group, Inc., fuboTV Acquisition Corp., Evolution AI Corporation and Pulse Evolution Corporation in favor of FB Loan Series I, LLC
10.10	Securities Purchase Agreement dated as of March 19, 2020 by and between FaceBank Group, Inc. and FB Loan Series I, LLC
99.1	Press Release issued by FaceBank Group, Inc. dated March 23, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FACEBANK GROUP, INC.

Date: March 23, 2020	By	/s/ John Textor
John Textor
Chief Executive Officer